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EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated April 10, 2003, except for paragraphs four and five of Note 14, as to which the date is May 7, 2003, relating to the financial statements of Orion Refining Corporation, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation dated July 1, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
July 7, 2005

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS